Exhibit 99.1
Equity LifeStyle Properties Community Quality Stability Executive Summary (r) June 2009

Forward-Looking Statements 2 This presentation includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as "anticipate," "expect," "believe," "project," "intend," "may be" and "will be" and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements. These forward- looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to: in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility; in the all-age properties, results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing, and competition from alternative housing options including site-built single-family housing; in the properties we recently started operating as a result of our acquisition of Privileged Access and all properties, our ability to control costs, property market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers; our ability to maintain rental rates and occupancy with respect to properties currently owned or pending acquisitions; our assumptions about rental and home sales markets; the completion of pending acquisitions and timing with respect thereto; ability to obtain financing or refinance existing debt; the effect of interest rates; the effect of accounting for the sale of agreements to customers representing a right-to-use the properties previously leased by Privileged Access under Staff Accounting Bulletin No. 104, Revenue Recognition in Consolidated Financial Statements, Corrected; and other risks indicated from time to time in our filings with the Securities and Exchange Commission. These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

ELS: Overview One of the nation's largest real estate networks with over 300 properties containing almost 111,000 sites in 28 states and British Columbia ELS leases developed sites to owners of resort homes, resort cottages and RV's: 45,000 manufactured or resort home sites 43,000 public RV sites for resort cottages (park models) and recreational vehicles 24,000 right-to-use or membership sites Over 1,000,000 customer contacts 3

Unlocking Value Real estate Demographics Product flexibility 4 4 Key Value Drivers

ELS Locations >75 Properties with lake, river and ocean frontage >80 Properties within 10 miles of coastal U.S. Concentrations: Florida, California, Arizona, Texas Northwest coast, Eastern seaboard, Chicago metro 5

Investment Focus Primary investment is land/long-term appreciating component of real estate Lower maintenance costs/customer turnover costs High quality real estate Major metros/high growth areas High barriers to entry Retirement and vacation destinations 7

Favorable Fundamentals Supply - asset scarcity: supply decreasing in target markets/NIMBY Demand - favorable demographics and migration trends Florida, Arizona, California, Texas Baby Boomers 8

Customer Relationship Long term relationship creates stable and predictable cash flows Lifestyle focus: amenities, communities Decision drivers: location, appearance, value Attractive housing: high quality, low capital commitment, easy maintenance 9

Target Customer 78 million Baby Boomers* 8.2 million current RV owners** (1 million available sites***) Seasonal/second homeowners - 7.5 million vacation homes**** Active adults - lifestyle homes 10 * U.S Census Bureau as of July 2005 ** 2005 University of Michigan study commissioned by the Recreational Vehicle Industry Association *** Source: Affinity Group, Inc. **** National Association of Realtors' Talking Points: Second Homes dated May 8, 2008

Boomer Curve Source: Information acquired through www.qeaa.org, 2004 11

Exploding Demographics Currently over 15M Boomers are 55+ and growing 4M per year* Average life expectancy 80-83** Outdoor recreation activity participation*** • Camping > 47M • Bike riding > 37M • Boating > 31M • Fishing > 35M • Hiking > 28M 12 * Boomer Curve - page 11 ** National Center for Health Statistics (2005) for individuals aged 45 - 60 years old *** National Sporting Goods Association 2007 Participation Activity Survey

Own, rent, flexible use or membership RV Sites Resort Homes Resort Cottages RV Sites Products Resort Homes Resort Cottages RV Sites 13 Resort Homes Resort Cottages RV Sites

Customer Retention 14 Long Term Multi-Phase Relationship Camping to RV RV to Cottage Cottage to Home Flexible use to multi-use / locations High repeat and referral Long-term customer relationship

Current Economic Issues Impacting Customer Base Home equity value - at risk/illiquid Retirement plans/investments decrease in value Rising health care costs Desire for flexible work opportunities Impact of Today's Economy 15

Provides Solutions Locations - Retirement/vacation destinations Lifestyle - Active, engaging lifestyle available at low cost Products - A variety of affordable products: - Smaller home: energy efficiency/lower maintenance - Price points starting from $20,000 (used) and $40,000 (new); less capital tied up in single family home - Ability to use capital for other uses (health care, travel, family, entertainment) - RV - mobility, economical vacation options, second home use 16

Financials

Total Market Capitalization IPO 2008* Market Capitalization $193 million $961 million Preferred Units - $200 million Mortgage Notes $103 million $1.6 billion Unsecured Notes - $93 million Total Market Capitalization $296 million $2.9 billion *Utilizes actual $38.36 closing stock price at December 31, 2008 18

19 REIT Industry Same Store NOI Growth Source: Citi Investment Research

Track Record 1993 2008 FFO Per Share? $1.11 $3.20 Stock Price Performance? $12.88 $38.36 Dividend Paid Cumulative? $25.39 Total Return 586%? ? See page 24 for definition of FFO ? The 1993 stock price is split-adjusted; the 2008 price is the closing price as of December 31, 2008 ? Source: SNL Financial. Includes dividends declared from IPO through 12/31/2008. ? Source: SNL Financial from IPO through 12/31/2008 (calculation assumes dividend reinvestment) 20

2009 Budget - Income From Property Operations (Amounts in millions) Property Operations (excluding Property management): 2008 2009 Growth Factor? Community Base Rental Income $245.8 Resort Base Rental Income 104.3 Utility and Other Income 38.9 __________ Property Operating Revenues $389.0 2.75 - 3.25% Property Operating Expenses (159.8) ___________ Income from Property Operations 229.2 3.0 - 4.0% ========== 2009 Core? ? 2009 Core includes properties owned and operated during all of 2008 ? Company's estimate of the growth of the 2009 Core in 2009 compared to actual 2008 performance 21

2009 Guidance – Selected Financial Data

(Amounts in millions, except for per share data)	2009 Budget①
Income from Property Operations – 2009 Core②	$237
Income from Property Operations – Non-Core②	1
Privileged Access Operations③	39
Income from Home Sales and Other	(2)
Property Management and corporate general and administrative expenses	(56)
Other Income and Expenses	7
Financing Costs and Other	(116)
Funds from Operations (FFO)④	110
Depreciation on Real Estate and Other	(70)
Deferral of right-to-use contract sales revenue and commission, net⑤	(13)
Income Allocated to Common OP Units	(5)
Net Income Available to Common Shares⑤	22
Net Income Per Common Share – Fully Diluted	$0.75 - $0.95
FFO Per Share – Fully Diluted	$3.45 - $3.65
Weighted Average Fully Diluted Shares Outstanding	30.6

① Based on Company's estimate
② Excludes property management expenses and former Privileged Access activities. Assumes no contribution from non-core properties.
③ Anticipated 2009 contribution to FFO from the former Privileged Access operations. This does not include any allocation of property management or corporate overhead. In addition, the net deferral of right-to-use sales and commissions is excluded from this estimate and reported in the in the reconciliation of FFO to Net Income below.
④ See page 24 for definition of FFO
⑤ Due to the uncertain timing and extent of right-to-use sales and the resulting deferrals, actual income could differ materially from expected net income.

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Core* Occupancy & Growth Rates MH total occupancy as of May 31, 2009 - 39,946 11 site increase compared to December 31, 2008 May 2009 YTD as compared to May 2008 YTD: MH base rate growth - 3.35% Resort base revenue growth - (0.1%) Annual 6.6% Seasonal (10.3%) Transient (3.8%) Resort base revenue growth for select periods in 2009 as compared to the same period in 2008: For the quarter ended March 31, 2009 - (1.7%) For the two months ended May 31, 2009 - 3.5% * 2009 Core includes properties owned and operated during all of 2008

Funds from Operations ("FFO"), is a non-GAAP financial measure. The Company believes that FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), is an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company receives up-front non- refundable payments from the sale of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, the Company believes that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO. The Company believes that FFO is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. The Company believes that the adjustment to FFO for the net revenue deferral of upfront non-refundable payments and expense deferral of right-to-use contract commissions also facilitates the comparison to other equity REITs. Investors should review FFO, along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT's operating performance. The Company computes FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. FFO does not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. Non GAAP Financial Measures 24